UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 25, 2023

PHUNWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37862	30-1205798
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1002 West Avenue, Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (512) 693-4199

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PHUN	The NASDAQ Capital Market
Warrants to purchase one share of Common Stock	PHUNW	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Russell Buyse Separation Agreement

On October 25, 2023, Phunware, Inc. (the "Company") entered into a Confidential Separation, Consulting and General Release Agreement (the "Separation Agreement") with Russell Buyse, the Company's Chief Executive Officer. The Separation Agreement provides that Mr. Buyse's employment with the Company terminated effective October 25, 2023 (the "Separation Date"). The Company and Mr. Buyse have agreed that from the period of the Separation Date and continuing through November 10, 2023 (the "Services Period"), Mr. Buyse will serve as a consultant to the Company. The Separation Agreement provides for a mutual general release, which excludes certain specified types of claims. Mr. Buyse also agreed to certain restrictive covenants, including confidentiality, non-compete and non-solicitation provisions.

Also, effective October 26, 2023, Mr. Buyse resigned as a member of our Board of Directors (the "Board"). Mr. Buyse's resignation from the Board is not due to any disagreement with the Company, its management, the Board or any committee thereof, or with respect to any matter relating to the Company's operations, policies or practices.

As compensation for his service as a consultant during the Services Period, Mr. Buyse will receive aggregate gross cash compensation of $40,000, less applicable withholdings, of which $10,000 is payable on each of October 31, 2023, November 15, 2023, November 30, 2023 and December 15, 2023. The Company will also reimburse Mr. Buyse for continuation coverage under the Company's group health plan in accordance with COBRA through March 31, 2024.

At the commencement of his employment with the Company, Mr. Buyse was granted an award of 1,470,588 restricted stock units pursuant to the Company's 2022 Inducement Plan (the "Grant"). The Grant was originally made on January 4, 2023, in which one-third of the grant would have vested on December 28, 2023 and one-twelfth of the grant would have vested quarterly in equal installments beginning on March 31, 2024, with the final vesting date occurring on December 28, 2025. As additional compensation under the Separation Agreement, the Company modified the vesting schedule with respect to a portion of the unvested restricted stock units under the Grant, such that 500,000 restricted stock units vested on October 25, 2023 and 500,000 restricted stock units will vest on November 30, 2023. The balance, 470,588 unvested restricted stock units, will terminate in accordance with the Company's 2022 Inducement Plan.

Michael Snavely Employment Agreement

On October 25, 2023, the Board appointed the Company's Chief Revenue Officer, Mr. Michael Snavely, age 55, as Chief Executive Officer. In connection therewith, the Company entered into a Confidential Executive Employment Agreement (the "Employment Agreement") with Mr. Snavely to serve as Chief Executive Officer of the Company effective the same date. The Employment Agreement has an indefinite term, subject to termination by either party. The Company or Mr. Snavely may terminate the Employment Agreement at any time with or without cause, provided that Mr. Snavely shall provide at least thirty (30) days’ written notice to the Company if without good reason. The Employment Agreement includes non-competition and non-solicitation covenants applicable during and for the 24-month period following Mr. Snavely’s employment.

The Employment Agreement provides for an annual base salary of $350,000, a sign-on bonus of $10,000, and a target annual cash bonus to be between 50% and 200% of the base salary, with the actual award value to be determined by the Company or the board of directors of the Company in its sole discretion based on factors including the strength of Mr. Snavely’s performance and the performance of the Company.

Furthermore, the Company will provide Mr. Snavely an additional grant of 900,000 restricted stock units from the Company's 2018 Equity Incentive Plan within five (5) business days following the execution of the Employment Agreement, such that 500,000 restricted stock units will vest on the date of grant, 200,000 restricted stock units will vest on November 30, 2023 and 20,000 restricted stock units will vest on January 12, 2024. In addition, subject to availability under the Company's 2018 Equity Incentive Plan, the Company agreed to make an additional separate grant of 750,000 restricted stock units on or before January 31, 2024, which will vest on a monthly pro rata percentage basis, with such vesting to commence on March 31, 2024 and to continue thereafter on the last day of each calendar month to and including October 31, 2026. The restricted stock units granted to Mr. Snavely will be subject to a separate award agreement, which will outline the specifics of such grant, including but not limited to, forfeiture for cause provisions, the Company’s buyback rights and other restrictions and terms. In connection with Mr. Snavely initially accepting employment with the Company as Chief Revenue Officer, which commenced on September 12, 2023, Mr. Snavely is to be granted 600,000 restricted stock units. These restricted stock units will vest February 23, 2024 and in the discretion of the Company's Board or Compensation Committee, such restricted stock unit award may either be granted under the Company's 2018 Equity Incentive Plan or may be issued as a non-plan inducement award, as described in Nasdaq Listing Rule 5635(c)(4).

The Employment Agreement further provides that, if Mr. Snavely’s employment is terminated by the Company without “cause” or by Mr. Snavely for “good reason,” subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of nine (9) months’ of his then-current base salary, certain other accrued benefits and certain partial accelerated vesting related restricted stock unit awards outstanding. In the event Mr. Snavely’s employment is terminated by the Company without “cause” or by Mr. Snavely for “good reason,” in connection with a change in control, subject to his execution of a release of claims in favor of the Company, he will receive a severance payment of nine (9) months’ of his then-current base salary, certain other accrued benefits and immediate vesting of 100% of the then outstanding restricted stock unit awards.

Pursuant to the terms of the Employment Agreement, Mr. Snavely will serve as a member of the Board, for which he will not receive any additional compensation.

As noted above, Mr. Snavely was employed to serve as our Chief Revenue Officer on September 12, 2023. The employment agreement entered into on September 5, 2023 with Mr. Snavely in connection with his acceptance of employment to serve as our Chief Revenue Officer was terminated upon the execution of his Employment Agreement to serve as Chief Executive Officer. Reference is made to Mr Snavely's biographical information, which was previously disclosed on the Company's Current Report on Form 8-K filed with the SEC on September 8, 2023, and is incorporated herein by reference.

The foregoing is only a summary of the material terms of the Separation Agreement and the Employment Agreement and does not purport to be a complete descriptions of the rights and obligations of the parties thereunder. Furthermore, the foregoing is qualified in its entirety by reference to the Separation Agreement and Employment Agreement, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Kathy Tan Mayor Resignation from the Board

On October 26, 2023, Kathy Tan Mayor notified the Company of her voluntary resignation from the Board and Audit, Compensation and Nominating and Corporate Governance Committees of the Board, effective immediately. Ms. Mayor served as Chairperson of the Compensation Committee. Ms. Mayor's resignation is not due to any disagreement with the Company, its management, the Board or any committee thereof, or with respect to any matter relating to the Company's operations, policies or practices. As a result of Ms. Mayor's resignation, the Board appointed Ryan Costello to the Audit Committee and Nominating and Corporate Governance Committees and Rahul Mewawalla to the Compensation Committee. Mr. Costello will serve as chairperson of the Compensation Committee.

Item 5.08 Shareholder Director Nominations.

On October 23, 2023, the Company filed a Current Report on Form 8-K (the "Prior 8-K") announcing the record date of its 2023 Annual Stockholders Meeting. Item 5.08 of the Prior 8-K incorrectly stated that the Board approved the record date as the close of business on October 26, 2019. The Board approved the record date as the close of business on October 26, 2023.

Item 7.01 Regulation FD Disclosure.

A copy of the press release issued by the Company on October 26, 2023 announcing the appointment of Mr. Snavely as Chief Executive Officer is attached as Exhibit 99.1 and is incorporated herein by reference. The information furnished pursuant to this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information furnished and in the accompanying exhibit shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Title
10.1	Confidential Separation, Consulting and General Release Agreement by and between Phunware, Inc. and Russell Buyse dated October 25, 2023
10.2	Confidential Employment Agreement by and between Phunware, Inc. and Mike Snavely dated October 25, 2023
99.1*	Press Release dated October 26, 2023 titled "Phunware Provides Corporate Update"
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 26, 2023	Phunware, Inc.

	By:	/s/ Troy Reisner
Troy Reisner Chief Financial Officer